EXHIBIT 10.22

AMENDED & RESTATED PROFESSIONAL SERVICES AGREEMENT

This Amended & Restated Professional Services Agreement (the “Agreement”) is entered into as of 1st day of December, 2020 by ECOMBUSTIBLE PRODUCTS HOLDINGS, LLC, a Delaware limited liability company (“ECOMBUSTIBLE”), and GEARD ENERGY SERVICES, LLC a Florida limited liability company (“CONSULTANT”) (collectively, ECOMBUSTIBLE and CONSULTANT may be referred to as the “Parties” or each a “Party”), and amend and restate that prior Professional Services Agreement by and between the Parties that was effective as of December 27, 2018 (“Original Agreement”).

RECITALS

WHEREAS, ECOMBUSTIBLE has developed a hydrogen energy technology and services business (the “Energy Services”);

WHEREAS, CONSULTANT has experience marketing, promoting, lobbying government affairs, business development, as well as strategic related expertise, skills and relationships in the private and public sector (the “Business Development Services”);

WHEREAS, CONSULTANT has provided Business Development Services pursuant to the Original Agreement; and

WHEREAS, the Parties desire to amend and restate the Original Agreement in its entirety and for it to be superseded in every way by this Agreement.

NOW, THEREFORE, for and in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Definitions.

a.	“Energy Services”—Energy Services shall be defined as the hydrogen energy technology and services business as well as any other service offered by ECOMBUSTIBLE.

b.

“Business Development Services” - Business Development Services shall be defined as the marketing, promotion, lobbying, government affairs, business development, procurement, strategy, and relationships in the private and public sector provided by CONSULTANT.

2.

Services. CONSULTANT has provided Business Development Services that have contributed and resulted in business between ECOMBUSTIBLE (and/or its affiliates, subsidiaries or designees) and customers, specifically: (a) a commercial contract with MINERA SPENCE S.A., dated June 26, 2019 (“BHP”); (b) a commercial contract with ANGLO AMERICAN NÍQUEL BRASIL LTDA, dated April 27, 2019 (“ANGLO”) (together BHP and ANGLO are referred to as the “CUSTOMERS”); (c) memorandums of understanding (“MOUs”) with BHP and ANGLO mapping out the scale up of applications in 3-4 growth projects phases within their operations; and (d) introducing and entering into an Engineering and Project Management contract with Gas Cleaning Technologies LLC (“GCT”) providing the professional engineering and risk mitigation methodologies for ECOMBUSTIBLE to be an acceptable supplier to the CUSTOMERS.

3.	Consultant’s Compensation, Expenses and Taxes.

a.

Consultant’s Compensation for Business Development Services. In consideration for Consultant’s Business Development Services in Section 2, Consultant will receive the compensation set forth in Schedule A to this Agreement. For any future and / or additional services provided by Consultant, the Parties will enter into a new and separate agreement.

b.

Expenses. CONSULTANT will be responsible for all expenses that are incurred by CONSULTANT in the performance of the Business Development Services and ECOMBUSTIBLE shall not reimburse CONSULTANT for any such expenses.

c.

Taxes. CONSULTANT acknowledges and agrees that it shall be CONSULTANT’s obligation to report as revenues all compensation received by CONSULTANT pursuant to this Agreement and to pay any withholding taxes, employment or self- employment taxes, and social security, unemployment or disability insurance or similar items, including interest and penalties thereon, in connection with any payments made to CONSULTANT by ECOMBUSTIBLE pursuant to this Agreement. CONSULTANT agrees to indemnify, hold harmless and defend ECOMBUSTIBLE against any and all liability related thereto, including, without limitation, any taxes, penalties and interest ECOMBUSTIBLE may be required to pay as a result of CONSULTANT’s failure to report such compensation or make such payments.

4.

Books and Records. CONSULTANT or its designee shall have the right, at CONSULTANT’s expense and upon reasonable notice and during normal business hours, to examine such books and records maintained by ECOMBUSTIBLE that are reasonably necessary for confirming ECOMBUSTIBLE’s compliance with this Agreement. All information obtained by CONSULTANT as the result of any such examination shall be deemed Confidential Information.

5.

Conflicts of Interest. Because CONSULTANT will have access to Confidential Information during the Term of the Agreement, CONSULTANT represents, warrants and agrees that it and its subsidiaries or affiliates (or entities otherwise under common control or ownership with them) (collectively, all such people being referred to herein as “Related Parties”) (i) shall not provide any services, including without limitation Business Development Services to any third parties who compete with ECOMBUSTIBLE; (ii) shall not enter into agreements with any third party regarding the sale, marketing or promotion of any product or service that can be reasonably interpreted as competing with the Energy Services provided by ECOMBUSTIBLE; and (iii) shall not take any actions other than those that are reasonably calculated to promote the acceptance of the proposals submitted by ECOMBUSTIBLE and ECOMBUSTIBLE’s interests thereunder. Any of the foregoing actions shall be deemed to be a “Conflict of Interest.” During the Term of the Agreement, CONSULTANT and its related parties shall also not hold any discussions with, provide any information or respond to, any inquiry made by any third party concerning an action or transaction that constitutes a Conflict of Interest or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, or facilitate an action or transaction that constitutes a Conflict of Interest.

6.

Business Relationships. CONSULTANT acknowledges that ECOMBUSTIBLE’s relationships with its employees, customers and vendors are valuable business assets. CONSULTANT agrees that during the term of this Agreement and for two years thereafter, CONSULTANT shall not (for itself or for any third party) knowingly divert or attempt to divert from ECOMBUSTIBLE any business, employee, customer or vendor, through solicitation or otherwise, without the prior written consent of ECOMBUSTIBLE.

7.

Intellectual Property. All Creations shall be the sole property of ECOMBUSTIBLE, with ECOMBUSTIBLE having the right to obtain and hold in its own name all intellectual property rights in and to such Creations. As used herein, “Creations” shall include, without limitation all designs, copyrightable works, ideas, inventions, technology and other creations and any related work-in-progress, improvements or modifications to the foregoing, that are created, developed or conceived (alone or with others) in connection with CONSULTANT’s activities for ECOMBUSTIBLE during the Term of this Agreement. Creations shall include, without limitation, all materials delivered to ECOMBUSTIBLE in connection with this Agreement. CONSULTANT hereby assigns and agrees to assign to ECOMBUSTIBLE all right, title and interest in and to all Creations developed during the course of this Agreement, including, without limitation, all copyrights, trademarks, trade secrets, patents, industrial rights and all other intellectual property and proprietary rights related thereto, whether existing now or in the future, effective immediately upon the inception, conception, creation or development thereof.

8.

Confidentiality. The Parties agree and acknowledge that each Party is bound by the Mutual Confidentiality Agreement dated as of December 27, 2018 and attached hereto as Schedule B, which is hereby incorporated by reference.

9.	Representations and Warranties.

a.	ECOMBUSTIBLE’s Representations and Warranties. ECOMBUSTIBLE makes the following representations and warranties:

(1)	ECOMBUSTIBLE has the required authority and capacity to enter into this Agreement and all documents required to be entered into pursuant to this Agreement.

(2)

All corporate and other actions required to be taken by ECOMBUSTIBLE to authorize the execution, delivery and performance of this Agreement and all transactions contemplated in this Agreement have been duly and effectively taken.

(3)

Upon the full execution and delivery of this Agreement, this Agreement will become a valid, binding and enforceable obligation upon ECOMBUSTIBLE and its direct and indirect subsidiaries, affiliates and/or assigns. ECOMBUSTIBLE agrees to take any necessary steps to ensure its direct and indirect subsidiaries, affiliates and/or assigns are bound by the terms of this Agreement. Notwithstanding the terms of this provision, ECOMBUSTIBLE acknowledges and agrees that it will be obligated to directly pay for CONSULTANT ‘s Business Development Services as set forth in Schedule A.

(4)

ECOMBUSTIBLE’s execution, delivery and performance of this Agreement will not result in the breach of any term or provision of, or constitute a default under, any agreement by which ECOMBUSTIBLE is bound, nor will such actions result in the violation of any obligation, law, ordinance, regulation, order or decree applicable to ECOMBUSTIBLE.

b.	CONSULTANT’s Representations and Warranties. CONSULTANT represents and warrants:

(1)	CONSULTANT has the required authority and capacity to enter into this Agreement and all documents required to be entered into pursuant to this Agreement.

(2)

All corporate and other actions required to be taken by CONSULTANT to authorize the execution, delivery and performance of this Agreement and all transactions contemplated in this Agreement have been duly and effectively taken.

(3)	Upon the full execution and delivery of this Agreement, this Agreement will become a valid, binding and enforceable obligation upon CONSULTANT.

(4)

CONSULTANT’s execution, delivery and performance of this Agreement will not result in the breach of any term or provision of or constitute a default under any agreement by which CONSULTANT is bound, nor will such actions result in the violation of any obligation, law, ordinance, regulation, order or decree applicable to CONSULTANT.

10.

Compliance with the Foreign Corrupt Practices Act. The Parties agree to comply with the Foreign Corrupt Practices Act (“FCPA”) of the United States of America. The Parties shall have the right to immediately terminate the Agreement should either Party determine that the FCPA has been violated or if the U.S. Government or other governmental authority places or threatens to restrict Parties from doing business with the Parties, its partners, directors, officers, managers, principal owners, or affiliated companies. The Parties agree to indemnify each other for any breach by the other Party of the FCPA or any other U.S. or foreign anti-bribery law.

11.	Term, Termination and Default.

a.

The term of this Agreement shall commence as of the Effective Date of this Agreement and unless earlier terminated in accordance with the terms of this Agreement shall expire upon the first anniversary of the Effective Date of this Agreement.

b.	Default. A Party hereto shall be in Default if:

(1)

That Party breaches any covenant, representation or warranty it makes in this Agreement, or if any representation or warranty is or becomes untrue in any material respect, and such breach or untruth is not cured within 30 days’ notice of the same or, if such breach is not capable of cure within 30 days, the breaching Party has not begun to remedy such breach within 30 days’ notice of the same.

(2)

That Party is the subject of proceedings for such Party to be adjudicated voluntarily bankrupt, the consent by such Party to the filing of a bankruptcy proceeding against it, the filing by such Party of a petition or answer or consent seeking reorganization under any bankruptcy or similar law or statute, the consent by such Party to the filing of any such petition or to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency relating to such Party or any substantial part of its assets or property, the making by such Party of a general assignment for the benefit of creditors, or the taking by such Party of any corporate action in furtherance of any of the foregoing.

c.	Termination. Upon any Default, the non-defaulting Party may terminate this Agreement by written notice, with immediate effect, and any future payments or services shall cease immediately.

12.	Miscellaneous.

a.

Entire Agreement; Amendments, Modifications. This Agreement constitutes the entire agreement between the Parties and may be modified, altered, or amended only in writing and signed by both of the Parties hereto.

b.

Surviving Provisions. The provisions of Sections 3, 6, 7, 8, 12 and Schedule A shall survive the expiration or termination of this Agreement. Notwithstanding anything to the contrary, CONSULTANT shall keep all information related to ECOMBUSTIBLE and its businesses in strict confidence and shall not disclose any such information.

c.

Choice of Law/Jurisdiction. This Agreement shall be construed, enforced and interpreted in accordance with the laws of the State of Florida. Exclusive venue and jurisdiction shall be vested solely and exclusively in the United States District Court for the Southern District of Florida, Miami Division or the Circuit Court for the 11th Judicial Circuit in and for Miami-Dade County, Florida. The parties expressly consent to submit to the jurisdiction of the courts located in Miami-Dade County, Florida.

d.

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

e.

Prevailing Party. Should any action be brought regarding the construction, enforceability, or interpretation of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs, including any fees and costs on appeal.

f.	Binding Effect. All provisions of this Agreement shall inure to the benefit of, and be binding upon, the Parties and their successors-in-interest, permitted assigns, administrators, and devisees.

g.	Counterparts. This Agreement may be executed in counterparts and may be delivered by facsimile or electronic delivery.

h.	Descriptive Headings. Descriptive headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

i.

Entire Agreement. This Agreement, including the Schedules referenced herein (each of which is hereby incorporated herein by reference), supersedes the Original Agreement and constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous proposals, understandings, representations, warranties, promises and other communications, whether oral or written, relating to such subject matter. Each Party shall execute and deliver all such further instruments, documents and papers and shall perform any and all acts necessary to give full force and effect to all the terms and provisions of this Agreement.

j.

Force Majeure. A Party shall be excused from performing its obligations under this Agreement if its performance is delayed or prevented by any cause beyond such Party’s control, including but not limited to, acts of God, fire, explosion, disease, weather, war, insurrection, civil strife, riots, government action, or power failure. Performance shall be excused only to the extent of and during the reasonable continuance of such force majeure event.

k.

Interpretation. No uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been negotiated by all Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

l.

English Language. This Agreement has been negotiated and drafted in the English language, and the English language version shall be the sole and controlling version of this Agreement. All provisions of this Agreement shall be construed and interpreted in the English language.

m.

Limitations on Liability. Neither Party will under any circumstance be liable to the other Party for any consequential, incidental or special loss or damages arising out of this Agreement, the termination or expiration of this Agreement in accordance with its terms or with respect to the provision of any services, even if apprised of the likelihood of such damages occurring.

n.

Limitations on Waiver. No waiver by any Party of any term or condition of this Agreement shall be construed to be a waiver of such term or condition in the future, or of any preceding or subsequent breach of the same or any other term or condition of this or any other agreement, nor shall any such waiver be binding unless written.

o.

No Partnership or Joint Venture; No Agency. This Agreement does not create a partnership or joint venture between the Parties and shall not be construed as doing so. This Agreement does not create any right by either Party to bind the other Party and neither Party shall not hold itself out as possessing such authority.

p.	No Third-Party Beneficiaries. No person other than the Parties hereto and their permitted successors and assigns shall receive any benefits of this Agreement.

q.

Notices. All notices provided for in this Agreement shall be given in writing and either tendered by personal delivery or upon receipt via United States mail, return receipt requested or email with confirmation in writing at the addresses listed below:

If for CONSULTANT:	If for ECOMBUSTIBLE:

Mailing Address:	Mailing Address:
Judson D. LaCapra	James M. Driscoll
GEARD ENERGY SERVICES LLC	eCombustible Products Holdings, LLC
1200 NE 96th St	16690 Collins Avenue, suite 1102
Miami Shores, FL 33138	Miami, FL 33160
dino@geard.co	Jdricoll@ecombustible.com

r.

Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

s.	Recitals. The recitals to this Agreement are incorporated into the Agreement.

(EXECUTION PAGE TO FOLLOW)

In witness whereof, the Parties have executed this Agreement as of the date first above written.

“ECOMBUSTIBLE” eCombustible Products Holdings, LLC

By:	/s/ Jorge Arevalo
Jorge Arevalo

“CONSULTANT”

Geard Energy Services LLC

By:	/s/ Judson D LaCapra
Judson D LaCapra

Schedule A

Compensation for Business Development Services.

Schedule B

MUTUAL CONFIDENTIALITY AGREEMENT DATED DECEMBER 27, 2018